UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-7615 (Commission File Number)	75-1884980 (IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas 77007
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

2005 Bonuses

On January 23, 2006, the Compensation Committee of Kirby’s Board of Directors awarded discretionary bonuses to the Company’s Chief Executive Officer and four other most highly compensated executive officers (the “named executive officers”) under the Company’s incentive bonus plan for 2005.

The Company’s 2005 incentive bonus plan is based on the achievement of three equally weighted performance measures by each of the Company’s three business groups — inland marine transportation, diesel engine services and offshore marine transportation — and by the Company as a whole. The three performance measures are EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share.

At the beginning of the year, the Compensation Committee established objectives for each of the three performance measures for the year, based on the budget for the year approved by the Board of Directors. A target bonus expressed as a percentage of base salary was established for each participant. There is a range of possible bonuses under the plan, with no bonus earned unless at least 80% of the target performance is achieved and a maximum possible award of 200% of the target bonus if 120% of the target performance is achieved. Bonuses for employees of the Company itself (a holding company which conducts operations through its subsidiaries) are based entirely on the performance of the Company as a whole. Bonuses for the heads of the Company’s business groups are based 50% on the performance of the business group and 50% on overall Company performance. Bonuses for all other employees in a business group are based 70% on the performance of the business group and 30% on Company performance.

Seventy-five percent of each participant’s bonus is based on the achievement of the target performance by the Company and its business groups for the year (shown as the “formula bonus” in the table below); 25% of each participant’s bonus is allocated based on a discretionary assessment of individual performance for the year (shown as the “discretionary bonus” in the table below).

At its January 23 meeting, the Compensation Committee awarded the full discretionary 25% of the bonus award to each named executive officer. The total bonuses earned by each named executive officer for 2005 were as follows:

Officer	Formula Bonus	Discretionary Bonus

Joseph H. Pyne	$645,802	$215,267
President and Chief Executive Officer
C. Berdon Lawrence	$494,189	$164,730
Chairman of the Board
Stephen P. Valerius	$290,562	$96,854
President, Kirby Inland Marine, LP
Norman W. Nolen	$236,903	$78,967
Executive Vice President, Treasurer and Chief Financial Officer
Mark R. Buese	$182,233	$60,744
Senior Vice President- Administration

2006 Target Bonuses

For 2006, the Compensation Committee modified the annual incentive plan to identify a fourth business group, Osprey Line, L.L.C., approved EBITDA, return on total capital and earnings per share as the three performance measures under the plan for 2006 and set the target bonuses for participants in the annual incentive plan, including target bonuses at the following percentages of base salary for the named executive officers:

Joseph H. Pyne	90%
President and Chief Executive Officer
C. Berdon Lawrence	90%
Chairman of the Board
Steven P. Valerius	70%
President of Kirby Inland Marine, LP
Norman W. Nolen	70%
Executive Vice President, Treasurer and Chief Financial Officer
Mark R. Buese	70%
Senior Vice President-Administration

The range of possible bonuses under the plan and the weighting between Company and business group performance remain the same as they were for 2005.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Annual Incentive Plan Guidelines (2006 Plan Year)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 27, 2006.

KIRBY CORPORATION
(Registrant)

By	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Annual Incentive Plan Guidelines (2006 Plan Year)